3.1 Articles of Incorporation

ARTICLES OF INCORPORATION
OF
SILVER HILL MINES, INC.

The undersigned, being a citizen of the United States of America and over the age of eighteen (18) years, for the purpose of filing articles of incorporation under the Nevada Business Corporation Act, Chapter 78 of the Nevada Revised Statutes (NRS) states the following:

ARTICLE ONE
NAME

The name of the corporation is: SILVER HILL MINES, INC.

ARTICLE TWO
PURPOSES

The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

I. OMNIBUS: To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. CARRYING ON BUSINESS OUTSIDE STATE: To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III. PURPOSES TO BE CONSTRUED AS POWERS: The purposes specified herein will be construed both as purposes and powers and will be in no ways limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein will be regarded as independent purposes and powers, and the enumeration of specific purposes and powers will not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor will the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE THREE
CAPITAL STOCK

3.1 Authorized Stock. The corporation will have authority to issue Three Hundred Ten Million (300,000,000) shares of stock in the aggregate. These shares will be divided into two classes and designated as follows:

(a) Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value: $0.0001 per share.

(b) Fifty Million (50,000,000) shares of Preferred Stock, par value: $0.001 per share.

3.2 Common Stock. Subject to the rights, preferences, privileges or restrictions of Preferred Stock or any series thereof, the relative rights, preferences, privileges and restrictions granted to or imposed upon Common Stock and the holders thereof are as follows:

3.2.1 Dividends. The holders of Common Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of any funds of this corporation legally available therefor, such dividends as may be declared thereon from time to time by the Board of Directors.

3.2.2  Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of Common Stock will be entitled to receive ratably, based on the total number of shares of Common Stock held by each, the assets and funds of this corporation legally available for distribution to its shareholders, whether from capital or surplus.

3.2.3 Voting. The holders of Common Stock will be entitled to one vote for each share of Common Stock held and will have full voting rights and be entitled to vote on such matters and in such manner as provided herein or by law.

3.3 Preferred Stock. The authorized shares of Preferred Stock may be divided into and issued in series. Subject to the limitations provided in these Articles or by law, authority is vested in the Board of Directors to divide any or all of such Preferred Stock into any number of series, to fix and determine the relative rights, preferences, privileges and restrictions of the shares of any series to be established, and to amend the relative rights, preferences, privileges and restrictions of the shares of any series that has been established but is wholly unissued. Subject to compliance with any applicable protective voting rights which have been or may be granted to Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock so established may be junior to, pari passu with or senior to Common Stock or any present or future series of Preferred Stock (including without limitation provisions with respect to dividends, liquidation, voting or approval, and redemption). Within any limitations stated in these Articles or in the resolution of the Board of Directors establishing a series, the Board of Directors, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease will thereafter constitute authorized but undesignated shares. The authority herein granted to the Board of Directors to determine the relative rights, preferences, privileges and restrictions of Preferred Stock will be limited to unissued shares, and no power will exist to alter or change the relative rights, preferences, privileges or restrictions of any shares that have been issued. Preferred Stock or any series thereof may have relative rights, preferences, privileges and restrictions that are identical to those of Common Stock.

3.4 Issuance of Certificates. The Board of Directors will have the authority to issue shares of the capital stock of this corporation and the corresponding certificates subject to any applicable transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer of shares in a manner as may be calculated to promote this compliance or to further any other reasonable purpose.

3.5 Quorum for Meeting of Shareholders. A quorum will exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, will nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting will not be less than one-third of the shares entitled to vote.

3.6 Contracts with Interested Shareholders. Subject to the limitations set forth in the NRS, to the extent applicable:

(a) This corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

(b) Any such contract or transaction will not be affected or invalidated or give rise to liability by reason of the shareholder's having an interest in the contract or transaction.

3.7 Ratification by Shareholder Vote. Subject to the requirements of the NRS, any contract, transaction, or act of this corporation or of any director or officer of this corporation that will be authorized, approved, or ratified by the affirmative vote of a majority of shares represented at a meeting at which a quorum is present will, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of this corporation.

3.8 Calling of Special Meeting of Shareholders. Subsequent to the date that this corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), special meetings of the shareholders for any purpose or purposes may be called at any time only by the Board of Directors or the Chairman of the Board (if one be appointed), the Chief Executive Officer or the President. Shareholders of this corporation will not have the right to call special meetings after such date.

3.9 Shareholder Voting on Extraordinary Actions. Subsequent to the date that this corporation is subject to the reporting requirements of Section 13 of the Exchange Act, pursuant to the authority granted under the NRS, the vote of shareholders of this corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of business, or dissolution of the corporation will be a majority of all of the votes entitled to be cast by each voting group entitled to vote thereon.

ARTICLE FOUR
ASSESSMENT OF STOCK

The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, will not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up will ever be assessable or assessed.

ARTICLE FIVE
PERIOD OF EXISTENCE

The period of existence of the corporation will be perpetual.

ARTICLE 6
DIRECTORS

6.1 NUMBER OF DIRECTORS.

(a) The number of directors of this corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

(b) The directors of this corporation shall be divided into three classes: Class 1, Class 2 and Class 3. Such classes shall be as nearly equal in number of directors as possible. Except as provided in Section 6.1(d), each director shall serve for a term ending at the third annual meeting of shareholders following the director's election; provided, that the director or directors first elected to Class 1 shall serve for a term ending at the first annual meeting of shareholders following such election, the director or directors first elected to Class 2 shall serve for a term ending at the second annual meeting of the shareholders following such election, and the director or directors first elected to Class 3 shall serve for a term ending at the third annual meeting of shareholders following such election.

(c) At each annual meeting of shareholders, the directors nominated to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose terms then expire as directorships of another class in order more nearly to achieve equality in the number of directors in the respective classes.

(d) Notwithstanding the foregoing provisions of this Section 6.1, in all cases, including upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member until the expiration of his or her term or his or her earlier death, resignation or removal. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds; provided, if the term of the director or directors in that class is not scheduled to expire at the next annual meeting of shareholders, the term of the director chosen to fill such vacancy shall continue only until the next annual meeting of shareholders at which a successor shall be chosen for a term to expire at the scheduled date for expiration of the term of the director or directors in that class. Any vacancy resulting from an increase in the number of authorized directors shall be filled by the directors in accordance with the Act; provided, that, if such vacancy is to be filled by the Board of Directors, then the director appointed to fill such vacancy shall be appointed to serve as a Class 3 director, if permitted by the Act; otherwise, such director shall serve as a Class 2 director, if permitted by the Act, or if not permitted by the Act to serve as a Class 2 director, as a Class 1 director.

6.2 REMOVAL.

(a) No director may be removed without "cause," as defined below. Action to remove a director may be taken at a special meeting of the shareholders of this corporation, provided, that notice of the proposed removal, which shall include a statement of the charges alleged against the director, shall have been duly given to the shareholders together with or as a part of the notice of the meeting.

(b) Where a proposal to remove a director for cause is to be presented for shareholder consideration, an opportunity shall be provided the director to present the director's defense to the shareholders in a statement to accompany or precede the notice of the meeting at which such proposal is to be presented. The director shall also be served with notice of the meeting at which such proposal is to be presented, together with a statement of the specific charges alleged against the director, and shall be given an opportunity to be present and be heard at the meeting.

(c) For purposes of this Section 6.2, "cause" for removal shall be limited to: (i) action by a director involving willful malfeasance having a material adverse effect on the corporation, and (ii) conviction of a director of a felony; provided, that action by a director shall not constitute "cause" if, in good faith, the director believed such action to be in or not opposed to the best interests of the corporation, or if the director is entitled, under applicable law or the Articles of Incorporation or Bylaws of this corporation, to be indemnified with respect to such action.

6.3 CONTRACTS WITH INTERESTED DIRECTORS.

(a) The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its directors and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

(b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the director's having an interest in the contract or transaction.

ARTICLE SEVEN
BY-LAWS

The initial By-laws of the corporation will be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, will be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

ARTICLE EIGHT
STOCKHOLDERS’ MEETINGS

Meetings of stockholders will be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Except as specified in paragraph 3.8 above, special meetings of the stockholders may be called by the president or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, will be signed by stockholders having at least a majority of the voting power.

ARTICLE NINE
CONTRACTS OF CORPORATION

No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation will in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested will be disclosed or will have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that will authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE TEN
CUMULATIVE VOTING

Shareholders of this corporation will not have the right to cumulate votes for the election of directors.

ARTICLE ELEVEN
PREEMPTIVE RIGHTS

No shareholder of this corporation will have, solely by reason of being a shareholder, any preemptive rights with respect to any stock of this corporation or any securities convertible into or carrying a right to subscribe for or acquire stock of this corporation. Notwithstanding the foregoing, this corporation will have the power to grant similar rights by contract.

ARTICLE TWELVE
CONTROL SHARE ACQUISITION

The provisions of NRS 78.378 to NRS 78.3793, inclusive, do not apply to this corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Additionally, the provisions of NRS 78.378 to NRS 78.3793, inclusive, do not restrict the directors of this corporation from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

ARTICLE THIRTEEN
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The provisions of NRS 78.411 to 78.444, inclusive, do not apply to this corporation.

ARTICLE FOURTEEN
LIABILITYOF DIRECTORS AND OFFICERS

No director or officer will have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Thirteen will not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

ARTICLE FIFTEEN
INDEMNIFICATION AND LIMITATION OF LIABILITY

15.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

(a) This corporation shall indemnify and hold harmless each individual who is or was serving as a director or officer of this corporation or who, while serving as a director or officer of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in Nevada Revised Statutes; provided that no such indemnity shall indemnify any director or officer from or on account of (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the director or officer finally adjudged to be in violation of Nevada Revised Statutes; or (3) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

(b) This corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of this corporation or, who, while a director, officer, employee, or agent of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not this corporation would have power to indemnify the individual against such Liability under the Nevada Revised Statutes.

(c) If, after the effective date of this Section 15.1, the Act is amended to authorize further indemnification of directors or officers, then directors and officers of this corporation shall be indemnified to the fullest extent permitted by the Act.

(d) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Section 15.1 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Section 15.1 shall be a contract right upon which each director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Section 8.1 shall not adversely affect any right or protection of a director or officer of this corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

(e) If any provision of this Section 15.1 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Section 8.1, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

15.2 LIMITATION OF DIRECTORS' LIABILITY.

To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to this corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Section 15.2 shall not adversely affect a director of this corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, the undersigned corporate officer has hereunto affixed his signature at Spokane, Washington this 20th day of June, 2007.

SILVER HILL MINES, INC.

/s/ Gregory M. Wilson
By: Gregory M. Wilson
Title: Incorporator